Sprinklr Announces Second Quarter Fiscal 2022 Results

•Q2 Total Revenue of $118.7 million, up 27% year-over-year
•Q2 Subscription Revenue of $103.3 million, up 25% year-over-year
•74 Customers Paying $1 Million or More in Subscription Revenue, up 23% year-over-year

NEW YORK, New York--September 9, 2021--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its second quarter ended July 31, 2021.
“Our third consecutive quarter of accelerating revenue growth, and the continued trust that the world's largest and most iconic global enterprises place in Sprinklr, is a testament to the growing need for a Unified-CXM platform. Brands choose our leading AI and our unique ability to connect all customer-facing functions to engage customers on the channels they prefer for a truly unified customer experience,” said Ragy Thomas, Sprinklr Founder and CEO.
Second Quarter Fiscal 2022 Financial Highlights
•Revenue: Total revenue for the second quarter was $118.7 million, up from $93.5 million one year ago, an increase of 27% year-over-year. Subscription revenue for the second quarter was $103.3 million, up from $82.8 million one year ago, an increase of 25% year-over-year.
•Operating (Loss) Income and Margin: Second quarter operating loss was $29.3 million, compared to operating income of $4.9 million one year ago. Non-GAAP operating loss was $11.4 million, compared to non-GAAP operating income of $10.9 million one year ago. For the second quarter, GAAP operating margin was (25)% and non-GAAP operating margin was (10)%.
•Net (Loss) Income Per Share: Second quarter net loss per share was $0.20, compared to net income per share of $0.02 in the second quarter of fiscal year 2021. Non-GAAP net loss per share for the second quarter was $0.09, compared to non-GAAP net income per share of $0.05 in the second quarter of fiscal year 2021.
•Cash, Cash Equivalents and Marketable Securities: Completed its initial public offering and began trading on the NYSE ("CXM") on June 23, 2021. Net proceeds from the IPO were approximately $276.0 million, after deducting underwriters’ discounts and commissions and offering expenses. Total cash, cash equivalents and marketable securities as of July 31, 2021 was $548.8 million.

Financial Outlook
Sprinklr is providing the following guidance for the third fiscal quarter ending October 31, 2021:
•Subscription revenue between $104 million and $106 million.
•Total revenue between $117 million and $119 million.
•Non-GAAP operating loss between $24 million and $26 million.
•Non-GAAP net loss per share between $0.09 and $0.10, assuming 260 million weighted average shares outstanding.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2022:
•Subscription revenue between $413 million and $418 million.
•Total revenue between $470 million and $475 million.
•Non-GAAP operating loss between $62 million and $66 million.
•Non-GAAP net loss per share between $0.36 and $0.38, assuming 197 million weighted average shares outstanding.

Conference Call Information
Sprinklr will host a conference call today, September 9, 2021, to discuss second quarter fiscal 2022 financial results, as well as the third quarter and full year fiscal 2022 outlook, at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13721772. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.
About Sprinklr Inc.
Sprinklr is a leading enterprise software company for all customer-facing functions. With advanced AI, Sprinklr's unified customer experience management (Unified-CXM) platform helps companies deliver human experiences to every customer, every time, across any modern channel. Headquartered in New York City with employees around the world, Sprinklr works with more than 1,000 of the world’s most valuable enterprises — global brands like Microsoft, P&G, Samsung and more than 50% of the Fortune 100.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter and full year fiscal 2022, Sprinklr’s growth strategy and its market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our rapid growth may be not indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is new and rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data which enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; our business and results of operations may be materially adversely affected by the recent COVID-19 outbreak or other similar outbreaks; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; our ability to successfully defend litigation brought against us; and our ability to comply with modified or new laws and regulations applying to our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are and/or will be included under the caption “Risk Factors” in our prospectus filed with the SEC pursuant to Rule 424(b), on June 24, 2021. Additional information will be made available in our quarterly report on Form 10-Q for the quarter ended July 31, 2021 and other filings and reports that we may file from time to time with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and gross margin, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, basic and diluted, and free cash flow. We define these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense-related charges and amortization of acquired intangible assets. We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

With respect to our expectations under "Financial Outlook" above, reconciliation of non-GAAP operating loss and non-GAAP net loss per share guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Sprinklr's results computed in accordance with GAAP.
Investor Relations:
ir@sprinklr.com
Media & Press:
PR@sprinklr.com

Sprinklr, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	July 31, 2021	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$433,990	$68,037
Marketable securities	114,806	212,652
Accounts receivable, net of allowance for doubtful accounts of $2.7 million and $3.2 million, respectively	104,898	116,278
Prepaid expenses and other current assets	94,170	95,819
Total current assets	747,864	492,786
Property and equipment, net	12,322	9,011
Goodwill and other intangible assets	47,287	47,427
Other non-current assets	44,005	36,669
Total assets	$851,478	$585,893

Liabilities and stockholders’ equity
Liabilities
Current liabilities
Accounts payable	$10,150	$16,955
Accrued expenses and other current liabilities	60,276	63,170
Deferred revenue	231,129	221,439
Total current liabilities	301,555	301,564
Senior subordinated secured convertible notes	—	78,848
Deferred revenue less current portion	13,198	19,873
Deferred tax liability, long-term	870	869
Other liabilities, long-term	1,871	2,006
Total liabilities	317,494	403,160
Stockholders’ equity
Convertible preferred stock	—	424,992
Class A common stock	—	—
Class B common Stock	8	—
Common stock	—	4
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	947,041	122,061
Accumulated other comprehensive (loss) income	(10)	787
Accumulated deficit	(389,224)	(341,280)
Total stockholders’ equity	533,984	182,733
Total liabilities and stockholders’ equity	$851,478	$585,893

Sprinklr, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Revenue:
Subscription	$103,307	$82,807	$200,079	$164,467
Professional services	15,385	10,691	29,593	22,019
Total revenue:	118,692	93,498	229,672	186,486
Costs of revenue:
Costs of subscription (1)	22,341	16,314	43,392	36,253
Costs of professional services (1)	14,997	10,980	25,655	22,503
Total costs of revenue	37,338	27,294	69,047	58,756
Gross profit	81,354	66,204	160,625	127,730
Operating expenses:
Research and development (1)	15,087	8,152	28,215	16,480
Sales and marketing (1)(2)	70,249	42,273	130,887	91,832
General and administrative (1)	25,323	10,926	41,531	22,467
Total operating expenses	110,659	61,351	200,633	130,779
Operating (loss) income	(29,305)	4,853	(40,008)	(3,049)
Other expense, net	(1,436)	(1,468)	(3,627)	(3,361)
(Loss) income before provision for income taxes	(30,741)	3,385	(43,635)	(6,410)
Provision for income taxes	2,506	376	4,309	1,788
Net (loss) income	$(33,247)	$3,009	$(47,944)	$(8,198)

Net (loss) income per share attributable to Class A and Class B common stockholders, basic	$(0.20)	$0.02	$(0.36)	$(0.09)
Weighted average shares used in computing net (loss) income per share attributable to Class A and Class B common stockholders, basic	167,590	87,196	133,479	86,787
Net (loss) income per share attributable to Class A and Class B common stockholders, diluted	$(0.20)	$0.01	$(0.36)	$(0.09)
Weighted average shares used in computing net (loss) income per share attributable to Class A and Class B common stockholders, diluted	167,590	201,134	133,479	86,787

(1) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
	(in thousands)
Costs of subscription	$443	$314	$822	$518
Costs of professional services	737	315	1,022	454
Research and development	1,501	607	2,729	1,087
Sales and marketing	4,766	2,756	8,966	4,105
General and administrative	9,179	1,853	11,993	3,243
Stock-based compensation expense, net of amounts capitalized	$16,626	$5,845	$25,532	$9,407
(2) Includes amortization of acquired intangible assets as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
	(in thousands)
Sales and marketing	$82	$156	$164	$461
Total amortization of acquired intangible assets	$82	$156	$164	$461

Sprinklr, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six months ended July 31,
	2021	2020
Cash flow from operating activities:
Net loss	$(47,944)	$(8,198)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,451	2,877
Bad debt expense	(226)	286
Stock-based compensation expense	25,532	9,407
Non-cash interest paid in kind and discount amortization	3,267	1,517
Deferred income taxes	1	87
Other noncash items, net	(999)	(15)
Changes in operating assets and liabilities:
Accounts receivable	11,810	29,661
Prepaid expenses and other current assets	1,673	18,243
Other noncurrent assets	(7,151)	3,437
Accounts payable	(6,751)	(2,173)
Accrued expenses and other current liabilities	(2,326)	(14,474)
Deferred revenue	2,956	(17,240)
Other liabilities	(154)	34
Net cash (used in) provided by operating activities	(16,861)	23,449
Cash flow from investing activities:
Purchases of marketable securities	(61,758)	—
Sales of marketable securities	56,652	—
Maturities of marketable securities	101,860	—
Purchases of property and equipment	(3,862)	(1,586)
Capitalized internal-use software	(2,481)	(1,546)
Net cash provided by (used in) investing activities	90,411	(3,132)
Cash flow from financing activities:
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts, commissions and other offering costs	276,001	—
Proceeds from Senior subordinated secured convertible notes	—	73,425
Proceeds from short-term borrowings	—	49,973
Repayments of short term borrowings	—	(49,973)
Payments of debt and equity issuance costs	—	(160)
Proceeds from issuance of common stock upon exercise of stock options	16,659	1,357
Net cash provided by financing activities	292,660	74,622
Effect of exchange rate fluctuations on cash and cash equivalents	(257)	(83)
Net change in cash and cash equivalents	365,953	94,856
Cash and cash equivalents at beginning of period	68,037	10,470
Cash and cash equivalents at end of period	$433,990	$105,326

Sprinklr, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Non-GAAP gross profit:
GAAP gross profit	$81,354	$66,204	$160,625	$127,730
Stock-based compensation expense-related charges (1)	1,292	629	1,956	972
Non-GAAP gross profit	$82,646	$66,833	$162,581	$128,702
Gross margin	69%	71%	70%	68%
Non-GAAP gross margin	70%	71%	71%	69%

Non-GAAP operating (loss) income:
GAAP operating (loss) income	$(29,305)	$4,853	$(40,008)	$(3,049)
Stock-based compensation expense-related charges (2)	17,818	5,845	26,724	9,407
Amortization of acquired intangible assets	82	156	164	461
Non-GAAP operating (loss) income	$(11,405)	$10,854	$(13,120)	$6,819

Non-GAAP net (loss) income and net (loss) income per share:
GAAP net (loss) income:	$(33,247)	$3,009	$(47,944)	$(8,198)
Stock-based compensation expense-related charges (2)	17,818	5,845	26,724	9,407
Amortization of acquired intangible assets	82	156	164	461
Non-GAAP net (loss) income	$(15,347)	$9,010	$(21,056)	$1,670
Less: amounts allocated to participating securities	—	(4,866)	—	—
Non-GAAP net (loss) income attributable to Class A and Class B common stockholders	$(15,347)	$4,144	$(21,056)	$1,670
Weighted-average shares outstanding used in computing net loss per share attributable to Class A and Class B common stockholders - basic	167,590	87,196	133,479	86,787
Non-GAAP net (loss) income per common share attributable to Class A and Class B common stockholders	$(0.09)	$0.05	$(0.16)	$0.02

Free cash flow:
Net cash (used in) provided by operating activities	$(6,467)	$(4,142)	$(16,861)	$23,449
Purchase of property and equipment	(2,690)	(814)	(3,862)	(1,586)
Capitalized internal-use software	(1,447)	(827)	(2,481)	(1,546)
Free cash flow	$(10,604)	$(5,783)	$(23,204)	$20,317
(1) Includes $0.1 million and $0.1 million of employer payroll tax related to stock-based compensation expense for the three and six months ended July 31, 2021, respectively.
(2) Includes $1.2 million and $1.2 million of employer payroll tax related to stock-based compensation expense for the three and six months ended July 31, 2021, respectively.